EXHIBIT 99.2

RJJ, LLC

Condensed Financial Statements

as of June 30, 2019 and December 31, 2018 and

for the three and six months ended June 30, 2019 and 2018

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RJJ, LLC

CONDENSED STATEMENTS OF FINANCIAL POSITIONS

	(Unaudited)
	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$58,472	$118,052
Total current assets	58,472	118,052
Property and equipment, net	29,877	31,103
Franchise fees, net	11,358	12,808
Deposits and other assets	3,190	3,190
Total assets	$102,897	$165,153

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,557	$3,557
Deferred revenue	77,706	75,378
Current portion of long-term debt	-	5,271
Other current liabilities	1,874	3,750
Total current liabilities	83,137	87,956
Long-term debt	-	-
Other liabilities	20,313	20,313
Total liabilities	103,450	108,269

Commitments and contingencies (Note 5)

Members' (deficit) equity	(553)	56,884
Total liabilities and members' equity	$102,897	$165,153

The accompanying notes are an integral part of these financial statements

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RJJ, LLC

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Revenues	$182,574	$137,154	$355,808	$267,700

Expenses:
Selling and marketing expenses	8,466	3,756	14,970	7,352
Depreciation and amortization	2,253	2,534	4,694	5,069
General and administrative expenses	128,762	104,738	260,761	206,708
Total selling, general and administrative expenses	139,481	111,028	280,425	219,129

Income from operations	43,093	26,126	75,383	48,571

Other (expense) income, net	(23)	(749)	(105)	(1,536)

Net income and comprehensive income	$43,070	$25,377	$75,278	$47,035

The accompanying notes are an integral part of these financial statements

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RJJ, LLC

CONDENSED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$75,278	$47,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,694	5,069
Other liabilities	(1,875)	(2,870)
Deferred revenue	2,327	2,664
Net cash provided by operating activities	80,424	51,898

Cash flows from investing activities:
Purchase of property and equipment	(2,017)	-
Net cash used in investing activities	(2,017)	-

Cash flows from financing activities:
Loan repayments	(5,272)	(5,012)
Distributions to owners	(132,715)	(42,620)
Net cash used in financing activities	(137,987)	(47,632)

(Decrease) Increase in cash	(59,580)	4,266
Cash, beginning of period	118,052	70,766
Cash, end of period	$58,472	$75,032

The accompanying notes are an integral part of these financial statements

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RJJ, LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

(Unaudited)

Total
members' equity (deficit)
Balances, December 31, 2017	$24,579
Distributions to owners	(42,620)
Net income	47,035
Balances, June 30, 2018	$28,994

Balances, December 31, 2018	$56,884
Distributions to owners	(132,715)
Net income	75,278
Balances, June 30, 2019	$(553)

The accompanying notes are an integral part of these financial statements

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RJJ, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

RJJ, LLC (the “Company”) was formed for the purpose of owning and operating a franchise for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

On August 1, 2019, the Company entered into an agreement with The Joint in which it sold substantially all of the assets of the developed franchise and terminated its franchise rights under the Company's franchise agreement for consideration of $750,000.

Basis of Presentation

The preparation of the Company’s accompanying financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue, costs, expenses and other (expenses) income that are reported in the financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Comprehensive Income

Net income and comprehensive income are the same for the three and six months ended June 30, 2019 and 2018.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of June 30, 2019 and December 31, 2018.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 is paid to The Joint. The fees are amortized on a straight-line basis over a period of 10 years, which is the term of the franchise agreement.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to estimated undiscounted future cash flows in its assessment of whether or not long-lived assets are recoverable. No impairments of long-lived assets were recorded for the three and six months ended June 30, 2019 and 2018.

Revenue Recognition

The Company earns revenues from clinics that it owns and operates, and revenues are recognized when services are performed. The Company offers a variety of membership and wellness packages which feature discounted pricing as compared with its single-visit pricing.  Amounts collected in advance for membership and wellness packages are recorded as deferred revenue and recognized when the service is performed.

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Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees based on a percentage of sales, including 7% for royalties and 2% for advertising fees. Total royalties and advertising fees for the three and six months ended June 30, 2019 were $16,761, and $32,188, respectively. Total royalties and advertising fees for the three and six months ended June 30, 2018 were $12,581, and $24,379, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses for the three and six months ended June 30, 2019 were $8,466, and $14,970, respectively. Advertising expenses for the three and six months ended June 30, 2018 were $3,756, and $7,352, respectively.

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more likely than not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's members rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

Recent Accounting Pronouncements

Newly Issued Accounting Standards Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 - Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard also calls for additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard becomes effective for the Company as of the acquisition date by The Joint.

In February 2016, the FASB issued the guidance of Accounting Standards Codification 842 – Leases (“ASC 842”). The new guidance will require lessees to recognize a right-of-use asset and a lease liability for virtually all leases, other than leases with a term of 12 months or less, and to provide additional disclosures about leasing arrangements. The Company will adopt this using the modified retrospective approach. The Company is still finalizing its adoption procedures, but it anticipates that the adoption of this standard will result in the recognition of additional right-of-use assets and lease liabilities for minimum commitments under noncancelable operating leases of approximately $142,000 as of the date of adoption.

The Company reviewed other newly issued accounting pronouncements and concluded that they either are not applicable to the Company's operations or that no material effect is expected on the Company's financial statements upon future adoption.

Note 2: Property and Equipment

Property and equipment consist of the following:

	June 30, 2019	December 31, 2018
Leasehold improvements	$61,126	$61,126
Furniture and fixtures	8,102	7,145
Office equipment	25,329	24,268
	94,557	92,539
Less accumulated depreciation	(64,680)	(61,436)
Total property and equipment, net	$29,877	$31,103

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Depreciation expense was $1,528 and $3,244 for the three and six months ended June 30, 2019, respectively.

Depreciation expense was $1,809 and $3,619 for the three and six months ended June 30, 2018, respectively.

Note 3: Franchise fees

Franchise fees consist of the following:

	June 30, 2019	December 31, 2018
Franchise fee	$29,000	$29,000
Less accumulated amortization	(17,642)	(16,192)
Franchise fee, net	$11,358	$12,808

Amortization expense related to the Company’s franchise fees were $725 and $1,450 for the three and six months ended June 30, 2019, respectively.

Amortization expense related to the Company’s franchise fees were $725 and $1,450 for the three and six months ended June 30, 2018, respectively.

Estimated amortization expense for the remainder of 2019 and subsequent years is as follows:

Future amortization expense
2019 (remainder)	$1,450
2020	2,900
2021	2,900
2022	2,900
2023	1,208
Total	$11,358

Note 4: Debt

On June 11, 2014, the Company entered into a loan agreement (the “loan”) with a lender for a principal sum of $47,000. Interest on the unpaid principal amount was at a rate equal to 5.25% per annum. The loan was payable in 60 monthly payments of $894.04 with the maturity date of June 11, 2019. The loan was secured by the assets of the Company and the loan was paid off on the maturity date.

Note 5: Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

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